UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SCHERING-PLOUGH CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	22-1918501

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Galloping Hill Road, Kenilworth, NJ	07033

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

% Mandatory Convertible Preferred Stock, par value $1.00 per share, liquidation preference $250 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-145055

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     Schering-Plough Corporation registers hereunder its      % Mandatory Convertible Preferred Stock. The description of the      % Mandatory Convertible Preferred Stock under the caption “Description of Mandatory Convertible Preferred Stock” in the Preliminary Prospectus Supplement dated August 2, 2007 and filed with the SEC on August 2, 2007 and the general description of Schering-Plough’s preferred shares under the caption “Description of Capital Stock—Preferred Shares” in the Prospectus contained in Schering-Plough’s effective Registration Statement on Form S-3 (Registration No. 333-145055), which was filed with the SEC and became automatically effective on August 2, 2007, are each incorporated herein by reference. The description of the       % Mandatory Convertible Preferred Stock under the caption “Description of Mandatory Convertible Preferred Stock” in the final prospectus supplement to be filed under Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference. Schering-Plough Corporation intends to list these shares on the New York Stock Exchange under the symbol “SGP PrB.”
Item 2. Exhibits.

3.1	Certificate of Incorporation of Schering-Plough Corporation, as amended and restated and currently in effect (incorporated by reference to Exhibit 3.1 to Schering-Plough’s Form 8-K filed with the SEC on July 11, 2007).

3.2	By-Laws, as amended and restated and currently in effect (incorporated by reference to Exhibit 3.2 to Schering-Plough’s Form 8-K filed with the SEC on June 28, 2007).

4	Form of Certificate of Amendment to Schering-Plough Corporation’s Certificate of Incorporation relating to the % Mandatory Convertible Preferred Stock.

99(A)	Preliminary Prospectus Supplement relating to the % Mandatory Convertible Preferred Stock, dated August 2, 2007, incorporated herein by reference to Schering-Plough’s filing under Rule 424(b)(3) with the SEC on August 2, 2007 (Registration No.
333-145055).

99(B)	Registration Statement on Form S-3 (Registration No. 333-145055) filed with the SEC and automatically effective on August 2, 2007, incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Schering-Plough has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 9, 2007	SCHERING-PLOUGH CORPORATION

	By:	/s/ Susan Ellen Wolf

Name: Susan Ellen Wolf
Title: Corporate Secretary, Vice President —
Corporate Governance and Associate General
Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Certificate of Incorporation of Schering-Plough Corporation, as amended and restated and currently in effect (incorporated by reference to Exhibit 3.1 to Schering-Plough’s Form 8-K filed with the SEC on July 11, 2007).

3.2	By-Laws, as amended and restated and currently in effect (incorporated by reference to Exhibit 3.2 to Schering-Plough’s Form 8-K filed with the SEC on June 28, 2007).

4	Form of Certificate of Amendment to Schering-Plough Corporation’s Certificate of Incorporation relating to the % Mandatory Convertible Preferred Stock.

99(A)	Preliminary Prospectus Supplement relating to the % Mandatory Convertible Preferred Stock, dated August 2, 2007, incorporated herein by reference to Schering-Plough’s filing under Rule 424(b)(3) with the SEC on August 2, 2007 (Registration No. 333-145055).

99(B)	Registration Statement on Form S-3 (Registration No. 333-145055) filed with the SEC and automatically effective on August 2, 2007, incorporated herein by reference.